Exhibit 99.1

Contact:

Gretchen Hommrich

Director, Investor Relations

(615) 861-6000

ACADIA HEALTHCARE ANNOUNCES LAUNCH

OF $450 MILLION SENIOR NOTES OFFERING

FRANKLIN, Tenn. (June 10, 2020) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) (the “Company” or “Acadia”) announced today that it has launched a private offering (the “Offering”) of senior notes due 2028 (the “Notes”), subject to customary and market conditions.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to redeem in full its outstanding 6.125% Senior Notes due 2021 (the “2021 Notes”) and 5.125% Senior Notes due 2022 (the “2022 Notes” and together with the 2021 Notes, the “Existing Notes”) and to pay related fees and expenses in connection therewith.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-“U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering of the Notes, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This press release does not constitute a notice to redeem the Existing Notes.

About Acadia

Acadia is a leading provider of behavioral healthcare services. As of March 31, 2020, Acadia operated a network of 588 behavioral healthcare facilities with approximately 18,200 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction treatment services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics. Acadia also offers anyone in need of mental health or addiction services a free, national behavioral health crisis line at 1-833-TREATBH (873-2824).

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ACHC Announces Launch of $450 Million Senior Notes Offering

June 10, 2020

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offering and the use of proceeds therefrom. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic; (ii) Acadia’s ability to implement its business strategies in the U.S. and the U.K.; (iii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (iv) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (v) Acadia’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value, if Acadia decides to pursue such a transaction in the future; (vi) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (vii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (viii) potential reductions in payments received by Acadia from government and commercial payors; (ix) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (x) Acadia’s significant debt and the restrictive covenants contained therein and otherwise in its agreements, which may restrict its business and financing activities; (xi) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (xii) potential operating difficulties, labor costs, client preferences, laws and regulations, interpretations of accounting principles or recent tax legislation, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies; and (xiii) the impact of governmental investigations, regulatory actions and whistleblower lawsuits. These factors and others are more fully described in Acadia’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and subsequent periodic reports and other filings with the SEC.

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